Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

RLJ Acquisition, Inc. Announces ANTICIPATED CLOSING DATE

of its Business Combination ACQUIRING

Image Entertaiment, Inc. and Acorn Media Group

to Form RLJ Entertainment, Inc.

BETHESDA, MD//OCTOBER 1, 2012//RLJ Acquisition, Inc. (OTCQB: RLJAU; RLJA; RLJAW) (the “Company”) announced today that it anticipates the closing of the business combination with Image Entertainment, Inc. (OTCQB:DISK) (“Image”) and Acorn Media Group, Inc. (“Acorn”), two highly complementary media content distribution companies, to form RLJ Entertainment, Inc. (“RLJ Entertainment”), will occur on October 3, 2012. The transactions contemplated by the business combination have been previously approved by the Company’s, Image’s and Acorn’s respective shareholders. As a result of the business combination, if consummated, RLJ Entertainment will become one of the largest independent global distributors of digital and video content. Holders of the Company’s common stock may revoke their redemption requests up to 5:00 p.m. EDT on October 1, 2012, the date that is two business days prior to October 3, 2012, the anticipated closing date of the business combination.

In connection with the anticipated closing, the preferred shareholders of Image and the shareholders of Acorn each have agreed to reduce the cash consideration due to them by $5 million in exchange for 575,000 shares of common stock and warrants to purchase 150,000 shares of RLJ Entertainment common stock.  To minimize the impact of such transactions, RLJ SPAC Acquisition, LLC, the sponsor of the Company and an entity controlled by Robert Johnson (the “Sponsor”), has agreed to surrender 150,000 shares of its common stock and warrants to purchase 300,000 shares of RLJ Entertainment common stock for no consideration, effectively making the changes to the overall transaction the same as if one million less shares of the Company’s common stock had been redeemed. The Sponsor also will surrender 325,000 shares of common stock and warrants to purchase 550,000 shares of RLJ Entertainment common stock for no consideration to offset the same number of shares of common stock and warrants, which RLJ Entertainment has agreed to issue to an unrelated third party consultant that is a significant stockholder of the Company in connection with matters of strategic advice, subject to the closing of the business combination.

In conjunction with and to provide funding for these acquisitions and RLJ Entertainment’s ongoing working capital needs, RLJ Entertainment anticipates entering into a $70 million credit agreement with a group led by SunTrust Bank, which includes a five-year $15 million revolving credit facility and three tranches of term loans totaling $55 million with final maturities ranging from five to five and one-half years, at interest rates ranging from prime rate plus 5% to 6.25% or LIBOR plus 6% to 7.25%, plus an additional 3% per annum paid in kind on the last $15 million of the facilities. In connection with the closing of the financing, RLJ Entertainment will issue warrants to purchase 1,000,000 shares of RLJ Entertainment common stock to the lender for the junior term loan. The Sponsor has agreed to surrender warrants to purchase the same number of shares of RLJ Entertainment common stock for no consideration to facilitate the financing.

RLJ Acquisition Forms RLJ Entertainment

October 1, 2012

Upon the closing of the business combination and assuming no holders of the Company’s common stock revoke their redemption requests, the Company expects that there will be approximately 13,340,525 million shares of common stock of RLJ Entertainment outstanding, including shares held by the Sponsor and other founders of the Company. RLJ Entertainment’s shares of common stock have been approved for listing on the NASDAQ Capital Market under the symbol RLJE, subject to official notice of issuance. The Company anticipates that the common stock of RLJ Entertainment will commence trading on the NASDAQ Capital Market the day after the closing date of the business combination and the warrants of RLJ Entertainment will commence trading on the Over-The-Counter Bulletin Board under the symbol RLJEW shortly thereafter.

No assurance can be given that the business combination or the financing will close on the anticipated closing date or at all.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company, RLJ Entertainment, Image, Acorn and the combined companies after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Merger, dated as of April 2, 2102, by and among the Company, RLJ Entertainment, RLJ Merger Sub I, Inc., RLJ Merger Sub II, Inc. and Image (the “Merger Agreement”), the Preferred Stock Purchase Agreement by and between the Company, RLJ Entertainment and the holders of preferred stock of Image (the “Preferred Stock Purchase Agreement”) or the Stock Purchase Agreement, by and among the Company, RLJ Entertainment, Acorn, the shareholders of Acorn and Peter Edwards as the shareholder representative (the “Stock Purchase Agreement”); (2) the outcome of any legal proceedings that may be instituted against the Company, Image or others relating to the Merger Agreement, the Preferred Stock Purchase Agreement, the Stock Purchase Agreement and transactions contemplated therein; (3) the inability to complete the business combination due to the failure to satisfy the conditions to closing in the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Image or Acorn may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the SEC by the Company, RLJ Entertainment or Image.

RLJ Acquisition Forms RLJ Entertainment

October 1, 2012

Readers are referred to the most recent reports filed with the SEC by the Company and Image. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Inquiries: Traci Otey Blunt, 240.744.7858 or press@rljcompanies.com

Business Inquiries: Lisa Warner Pickrum, 301.280.7703 or rlja@rljcompanies.com

About RLJ Acquisition, Inc. - RLJ Acquisition, Inc. (RLJAU; RLJA; RLJAW) is a special purpose acquisition company (SPAC), also known as a blank check company, that seeks to acquire one or more operating companies. RLJ Acquisition, Inc. intends to use the net proceeds from its initial public offering to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. For more information about RLJ Acquisition, Inc., please visit: http://www.rljcompanies.com/companies/rlj-acquisition-inc/.

About Image Entertainment, Inc. - Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,700 exclusive

DVD titles and approximately 350 exclusive CD titles in domestic release and more than 450 programs internationally via sublicense agreements. For many of its titles, Image Entertainment, Inc. has exclusive audio and broadcast rights, as well as digital download rights to approximately 2,200 video programs and approximately 500 audio titles containing more than 6,000 individual tracks. Image Entertainment, Inc. is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please visit: www.image-entertainment.com.

About Acorn Media Group, Inc. - Based in suburban Washington, D.C. and founded by Chairman Peter Edwards, Acorn Media Group, Inc. has grown from a one-man basement documentary production and distribution operation in the mid-1980s into a leading independent media company operating on three continents. Acorn Media Group, Inc. consists of four divisions. With its Acorn label, Acorn Media U.S. is the leading distributor of British television programming to consumers in North America. Its Acacia label offers a line of original health & wellness programming. Appealing to the growing lifelong learning audience, Acorn U.S. also offers acclaimed documentaries on the Athena label. Acorn Direct is a direct-to-consumer division offering DVDs, digital downloads, streaming content, and other high quality products in North America through its Acorn and Acacia catalogs, e-commerce websites, and Acorn TV, its proprietary SVOD channel. Acorn Media U.K. and Acorn Media Australia distribute comparable lines of DVD titles to consumers in the U.K., Australia, and New Zealand. For more information about Acorn Media Group, Inc., please visit: www.AcornMedia.com.

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